EXHIBIT 99.1

                             SJW CORP. ANNOUNCES
                       SECOND QUARTER FINANCIAL RESULTS

              Board Declares Quarterly Dividend on Common Stock


     SAN JOSE, CA, July 27, 2011 - SJW Corp. (NYSE: SJW) today reported financial results for the second quarter ended June 30, 2011. Operating revenue was $59.0 million in the quarter compared to $54.1 million in 2010. The $4.9 million increase in revenue reflects cumulative rate increases of $2.1 million, $2.5 million in higher customer water usage and new customers compared to a year ago and $256,000 in higher revenue from real estate operations.

     Net income was $5.5 million and diluted earnings per common share were $0.29, compared to $4.5 million and $0.24 per share, respectively, in the second quarter of 2010.

     Water production costs for the quarter ended June 30, 2011 were $22.2 million compared to $21.7 million in 2010, an increase of $449,000. The increase in water production costs is primarily attributable to $739,000 in higher customer water usage and $235,000 in a higher unit cost for energy, offset by $525,000 due to an increase in use of available surface water supply.

     Operating expenses, excluding water production costs, for the second quarter were $23.0 million compared to $21.0 million in 2010. The increase of $2.0 million reflects an additional $1.0 million of administrative and general expenses, $722,000 of depreciation expense and $250,000 more in taxes other than income tax and maintenance expenses. Income tax expense for the second quarter increased to $3.8 million in 2011 from $3.1 million in 2010 as a result of higher pre-tax income.

     Year-to-date operating revenue increased by $8.2 million to $102.7 million from $94.5 million in the first six months of 2011. The increase was attributable to $4.5 million in cumulative rate increases, $2.8 million in higher customer water usage, $323,000 in revenue from new customers and $557,000 in higher revenue from real estate operations.

     Year-to-date net income was $6.1 million, compared to $5.5 million in 2010. Diluted earnings per share were $0.32 in the first six months of 2011, compared to $0.29 per diluted share for the same period in 2010.

     Year-to-date water production costs increased to $37.7 million from $36.2 million in 2010. The $1.5 million increase was primarily attributable to $758,000 in higher customer water usage, $515,000 in decreased surface water supply and $210,000 in higher unit cost for energy. Operating expenses, excluding water production costs, increased $4.0 million to $45.6 million from $41.6 million. The increase was due to an increase in administrative and general expenses of $1.7 million, $1.4 million of depreciation expense, $459,000 in maintenance expenses and $447,000 in taxes other than income taxes. Income tax expense increased by $467,000 year-to-date due to higher pre-tax income.

     The Directors of SJW Corp. today declared a quarterly dividend on common stock of $0.1725 per share. The dividend is payable on September 1, 2011 to shareholders of record on August 8, 2011.

     SJW Corp. is a publicly traded holding company headquartered in San Jose, California. SJW Corp. is the parent company of San Jose Water Company, SJWTX, Inc., Texas Water Alliance Limited, and SJW Land Company. Together, San Jose Water Company and SJWTX, Inc. provide regulated and nonregulated water service to more than one million people in San Jose, California and nearby communities and in Canyon Lake, Texas and nearby communities. SJW Land Company owns and operates commercial real estate investments.



     This press release may contain certain forward-looking statements including but not limited to statements relating to SJW Corp.'s plans, strategies, objectives, expectations and intentions, which are made pursuant to the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of SJW Corp. to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. The results for a quarter are not indicative of results for a full year due to seasonality and other factors. Certain factors that may cause actual results, performance or achievements to materially differ are described in SJW Corp.'s most recent reports on Form 10-K, Form 10-Q and Form 8-K filed with the Securities and Exchange Commission.
SJW Corp. undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.



                               SJW Corp.
   Condensed Consolidated Statements of Income and Comprehensive Income
                             (Unaudited)
                 (in thousands, except per share data)

                                     THREE MONTHS ENDED      SIX MONTHS ENDED
                                          JUNE 30                 JUNE 30
                                      2011           2010       2011     2010
                                  -------------------------------------------
OPERATING REVENUE                 $ 59,007         54,128    102,703   94,539
OPERATING EXPENSE:
  Operation:
   Purchased water                  12,681         11,335     20,097   17,154
   Power                             1,373          1,584      2,387    2,728
   Groundwater extraction charge     5,300          6,238      9,808   11,233
   Other production costs            2,820          2,568      5,412    5,106
                                  --------       --------    -------   ------
    Total production costs          22,174         21,725     37,704   36,221

  Administrative and general         9,658          8,639     19,294   17,627
  Maintenance                        3,476          3,289      6,524    6,065
  Taxes other than income            2,123          2,060      4,210    3,763
  Depreciation and amortization      7,792          7,070     15,586   14,181
                                  --------       --------    -------   ------
    Total operating expense         45,223         42,783     83,318   77,857
                                  --------       --------    -------   ------

OPERATING INCOME                    13,784         11,345     19,385   16,682

Interest on long-term debt
  and other                         (4,516)        (3,728)    (9,074)  (7,398)
                                  --------       --------    -------   ------

Income before income taxes        $  9,268          7,617     10,311    9,284

Provision for income taxes           3,817          3,101      4,250    3,783
                                  --------       --------    -------   ------

NET INCOME                        $  5,451          4,516      6,061    5,501
                                  ========       ========    =======   ======
Other comprehensive income
  (loss), net                           28         (1,240)        17     (727)
                                  --------       ---------   -------   ------

COMPREHENSIVE INCOME              $  5,479          3,276      6,078    4,774
                                  ========       ========    =======   ======

Earnings per share
  -Basic                          $   0.29           0.24      0.33      0.29
  -Diluted                        $   0.29           0.24      0.32      0.29

Dividend per share                $   0.17           0.17      0.34      0.34

Weighted average shares outstanding
  -Basic                            18,577         18,528    18,574    18,524
  -Diluted                          18,785         18,741    18,780    18,731





                                    SJW Corp.
                      Condensed Consolidated Balance Sheets
                                   (Unaudited)
                                  (in thousands)

                                                     June 30      December 31
                                                        2011             2010
ASSETS                                            ---------------------------
UTILITY PLANT:
  Land                                            $    8,579            8,579
  Depreciable plant and equipment                  1,029,305        1,004,689
  Construction in progress                            17,912           10,103
  Intangible assets                                   14,730           13,538
                                                  ----------        ---------
     Total utility plant                           1,070,526        1,036,909
Less accumulated depreciation and amortization       336,866          322,102
                                                  ----------        ---------
     Net utility plant                               733,660          714,807
                                                  ----------        ---------
REAL ESTATE INVESTMENT:                               89,055           88,943
Less accumulated depreciation and amortization         9,692            8,854
                                                  ----------        ---------
     Net real estate investment                       79,363           80,089
                                                  ----------        ---------
CURRENT ASSETS:
  Cash and equivalents                                45,356            1,730
  Accounts receivable and accrued
   unbilled utility revenue                           36,105           33,835
  Prepaid expenses and other                           2,353            2,462
                                                  ----------        ---------
    Total current assets                              83,814           38,027
                                                  ----------        ---------
OTHER ASSETS:
  Investment in California Water Service Group         7,206            7,177
  Debt issuance costs, net
    of accumulated amortization                        4,893            4,308
  Regulatory assets                                   87,721           87,721
  Other                                                3,657            3,233
                                                  ----------        ---------
                                                     103,477          102,439
                                                  ----------        ---------
                                                  $1,000,314          935,362
                                                  ==========        =========
CAPITALIZATION AND LIABILITIES
CAPITALIZATION:
  Common stock                                    $    9,676            9,662
  Additional paid-in capital                          23,941           23,443
  Retained earnings                                  219,155          219,568
  Accumulated other comprehensive income               2,376            2,359
                                                  ----------        ---------
    Total shareholders' equity                       255,148          255,032
  Long-term debt, less current portion               344,811          295,704
                                                  ----------        ---------
    Total capitalization                             599,959          550,736
                                                  ----------        ---------
CURRENT LIABILITIES:
  Line of credit                                       6,800            4,000
  Current portion of long-term debt                    1,119            1,133
  Accrued groundwater extraction charge and
    purchased water                                    7,002            4,359
  Purchased power                                        609              495
  Accounts payable                                     9,765            5,487
  Accrued interest                                     5,263            5,244
  Other current liabilities                            8,806            8,437
                                                  ----------        ---------
    Total current liabilities                         39,364           29,155
                                                  ----------        ---------

DEFERRED INCOME TAXES AND CREDITS                    111,954          107,961
ADVANCES FOR CONSTRUCTION AND CONTRIBUTIONS
  IN AID OF CONSTRUCTION                             189,862          190,155
POSTRETIREMENT BENEFIT PLANS                          51,923           50,213
OTHER NONCURRENT LIABILITIES                           7,252            7,142
                                                  ----------        ---------
                                                  $1,000,314          935,362
                                                  ==========        =========